Exhibit 10.1

Execution Copy

SIXTH AMENDMENT, WAIVER AND JOINDER

TO THE

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This SIXTH AMENDMENT AND JOINDER TO THE THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of November 9, 2010, is entered into by and among the following parties:

(i) CARDINAL HEALTH FUNDING, LLC, a Nevada limited liability company (the “Seller”);

(ii) GRIFFIN CAPITAL, LLC, a Nevada limited liability company (“Griffin” and, together with the Seller, the “Seller Parties” and each, a “Seller Party”);

(iii) BANK OF AMERICA, N.A. (“BofA”), as the exiting Financial Institution and the exiting Managing Agent for BofA’s Purchaser Group;

(iv) WELLS FARGO BANK, N.A. (“WF”) as a new Financial Institution and as the new Managing Agent for WF’s Purchaser Group;

(v) LIBERTY STREET FUNDING LLC (“Liberty Street”), as a new Conduit;

(vi) THE BANK OF NOVA SCOTIA (“BNS”), as the new Related Financial Institution for Liberty Street and as the new Managing Agent for Liberty Street’s Purchaser Group;

(vii) WINDMILL FUNDING CORPORATION (“Windmill”), as a Conduit;

(viii) THE ROYAL BANK OF SCOTLAND PLC (“RBS”), as the Related Financial Institution for Windmill and as the Managing Agent for Windmill’s Purchaser Group;

(ix) ATLANTIC ASSET SECURITIZATION LLC (“Atlantic”), as a Conduit;

(x) CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK NEW YORK BRANCH (“Credit Agricole”), as the Related Financial Institution for Atlantic and as the Managing Agent for Atlantic’s Purchaser Group;

(xi) VICTORY RECEIVABLES CORPORATION (“Victory”), as a Conduit; and

(xii) THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMUNY”), as the Related Financial Institution for Victory, as Managing Agent for Victory’s Purchaser Group and as the Agent.

PRELIMINARY STATEMENTS

WHEREAS, the parties hereto (other than BNS, Liberty Street and WF) are parties to that certain Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);

WHEREAS, each of Liberty Street, as a Conduit, and BNS, as Related Financial Institution for Liberty Street and as Managing Agent for Liberty Street’s Purchase Group, desires to become a party to the Receivables Purchase Agreement;

WHEREAS, WF, as a Financial Institution and as Managing Agent for WF’s Purchaser Group, desires to become a party to the Receivables Purchase Agreement;

WHEREAS, Victory desires to increase its Conduit Purchase Limit from $300,000,000 to $350,000,000 and BTMUNY, as related financial institution for Victory’s Purchaser Group desires to increase its Commitment from $306,000,000 to $357,000,000;

WHEREAS, BofA, as a Financial Institution and as Managing Agent for BofA’s Purchaser Group, desires to cease to be a party to the Receivables Purchase Agreement;

WHEREAS, beginning on March 31, 2006 and until October 19, 2010, the Seller’s Board of Managers consisted of two members, one of which was an Independent Manager. The event described in this recital constitutes a breach by the Seller of its obligation set forth in Section 7.1(i)(vi) of the Receivables Purchase Agreement (such breach, the “Subject Breach”);

WHEREAS, the occurrence of the Subject Breach constitutes and/or resulted in certain Amortization Events under the Receivables Purchase Agreement (such Amortization Events, solely to the extent occurring on or prior to the date hereof and resulting from the Subject Breach, together with the Subject Breaches and any failure by appropriate Seller Party to notify the Agent of the occurrence thereof prior to the date hereof, the “Subject Events”);

WHEREAS, on the terms and subject to the conditions set forth herein, (i) the Seller has requested that the Agent, Conduits, Managing Agents and Financial Institutions waive the occurrence of the Subject Events;

WHEREAS, as of the date hereof, there is no accrued and unpaid Yield due to BofA and there is no Capital outstanding; and

WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and adequacy of which the parties hereto hereby acknowledge, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Receivables Purchase Agreement.

Section 2. Waiver; Limitations.

(a) Waiver. On the terms and subject to the conditions set forth herein (including, without limitation, the limitations set forth in clauses (b) through (c) below) the Agent, Conduits, Managing Agents and Financial Institutions (the “Waiving Parties”) hereby waive the occurrence of the Subject Events under the Receivables Purchase Agreement.

(b) General Limitations. Notwithstanding anything to the contrary herein or in the Transaction Documents, by executing this Amendment, none of the Waiving Parties is now waiving, nor have any of them agreed to waive in the future, the breach of (or any rights and remedies related to the breach of) any provisions of any Transaction Document, other than as expressly set forth in clause (a) above. Without limiting the generality of the foregoing, none of the Waiving Parties is now waiving, nor have any of them agreed to waive in the future, any Amortization Event occurring after the date hereof.

(c) No Waiver of Indemnification, Etc. Without limiting the generality of the foregoing and for the avoidance of doubt, none of the Waiving Parties is hereby waiving or releasing, nor have any of them agreed to waive or release in the future, any right or claim to indemnification or reimbursement by, or damages from the Seller Parties or any Affiliate thereof under any Transaction Document, including without limitation, for any liability, obligation, loss, damage, penalty, judgment, settlement, cost, expense or disbursement resulting or arising directly or indirectly from the Subject Events or otherwise.

Section 3. Joinder of Liberty Street and BNS to the Receivables Purchase Agreement.

(a) Liberty Street as a Conduit. From and after the date hereof, Liberty Street shall be a Conduit party to the Receivables Purchase Agreement for all purposes thereof and of the other Transaction Documents as if Liberty Street were an original party to the Receivables Purchase Agreement, and Liberty Street assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Conduits and contained in the Receivables Purchase Agreement and the other Transaction Documents. Liberty Street confirms that (i) it has received a copy of the Receivables Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Receivables Purchase Agreement and (ii) it will, independently and without reliance upon the Agent, any other Conduit, any Managing Agent, any Financial Institution or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and the other Transaction Documents.

(b) BNS as a Financial Institution. From and after the date hereof, BNS shall be the Related Financial Institution for Liberty Street party to the Receivables Purchase

Agreement for all purposes thereof and of the other Transaction Documents as if BNS were an original party to the Receivables Purchase Agreement, and BNS assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Financial Institutions contained in the Receivables Purchase Agreement and the other Transaction Documents. BNS confirms that (i) it has received a copy of the Receivables Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Receivables Purchase Agreement and (ii) it will, independently and without reliance upon the Agent, any Conduit, any Managing Agent, any other Financial Institution or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and the other Transaction Documents.

(c) Appointment of BNS as Managing Agent of Liberty Street’s Purchaser Group. Pursuant to and in accordance with Section 13.1 of the Receivables Purchase Agreement, each of Liberty Street and BNS hereby designates BNS as, and BNS hereby agrees to perform the duties and obligations of, the Managing Agent for Liberty Street’s Purchaser Group. From and after the date hereof, BNS shall be a Managing Agent party to the Receivables Purchase Agreement, for all purposes of the Receivables Purchase Agreement and the other Transaction Documents as if BNS were an original party to the Receivables Purchase Agreement, and BNS assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Managing Agents contained in the Receivables Purchase Agreement and the other Transaction Documents.

(d) Commitments and Conduit Purchase Limits of Liberty Street’s Purchaser Group. Effective as of the date hereof, BNS’ Commitment, as Related Financial Institution for Liberty Street, shall be $102,000,000, and Liberty Street’s Conduit Purchase Limit shall be $100,000,000.

(e) Consent to Joinder. Each of the parties hereto consents to the foregoing joinder of Liberty Street and BNS as parties to the Receivables Purchase Agreement, and any otherwise applicable conditions precedent thereto under the Receivables Purchase Agreement and the other Transactions Documents (other than as set forth herein) are hereby waived.

Section 4. Joinder of WF to Receivables Purchase Agreement.

(a) WF as a Financial Institution. From and after the date hereof, WF shall be a Financial Institution party to the Receivables Purchase Agreement for all purposes thereof and of the other Transaction Documents as if WF were an original party to the Receivables Purchase Agreement, and WF assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Financial Institutions contained in the Receivables Purchase Agreement and the other Transaction Documents. WF confirms that (i) it has received a copy of the Receivables Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Receivables Purchase Agreement and (ii) it will, independently and without reliance upon the Agent, any Conduit, any Managing Agent, any other Financial Institution or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and the other Transaction Documents.

(b) Appointment of WF as Managing Agent of WF’s Purchaser Group. Pursuant to and in accordance with Section 13.1 of the Receivables Purchase Agreement, WF hereby designates WF as, and WF hereby agrees to perform the duties and obligations of, the Managing Agent for WF’s Purchaser Group. From and after the date hereof, WF shall be a Managing Agent party to the Receivables Purchase Agreement, for all purposes of the Receivables Purchase Agreement and the other Transaction Documents as if WF were an original party to the Receivables Purchase Agreement, and WF assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Managing Agents contained in the Receivables Purchase Agreement and the other Transaction Documents.

(c) Commitment of WF. Effective as of the date hereof, WF’s Commitment, as a Financial Institution, shall be $150,000,000.

(d) Consent to Joinder. Each of the parties hereto consents to the foregoing joinder of WF as party to the Receivables Purchase Agreement as a Financial Institution and as Managing Agent of WF’s Purchaser Group (it being understood that WF’s Purchaser Group consists solely of WF as a Financial Institution and Managing Agent of such Purchaser Group, and such Purchaser Group shall not include a Conduit), and any otherwise applicable conditions precedent thereto under the Receivables Purchase Agreement and the other Transaction Documents (other than as set forth herein) are hereby waived.

Section 5. Removal of BofA’s Purchaser Group.

(a) BofA as exiting Financial Institution. From and after the date hereof, BofA shall no longer be a Financial Institution party to the Receivables Purchase Agreement for all purposes thereof and of the other Transaction Documents.

(b) BofA as exiting Managing Agent. BofA hereby resigns as Managing Agent for BofA’s Purchaser Group. From and after the date hereof, BofA shall no longer be a Managing Agent party to the Receivables Purchase Agreement, for all purposes of the Receivables Purchase Agreement and the other Transaction Documents.

(c) Acknowledgement. Each of the parties hereto hereby acknowledges and agrees to the resignation set forth in this clause (c), and expressly waives any notice requirements set forth in the Receivables Purchase Agreement or any other Transaction Document as a prerequisite or condition precedent to such assignment and assumption or resignation. From and after the date hereof, BofA in its capacities as a Managing Agent and Financial Institution shall cease to be party to the Receivables Purchase Agreement and shall no longer have any obligations or rights under the Receivables Purchase Agreement or any other Transaction Document (other than such obligations which by their express terms survive termination thereof); provided, however, that (i) BofA shall continue to be entitled to the benefits of Article X of the Receivables Purchase Agreement with respect to events or circumstances arising prior to the execution and delivery of this Amendment and (ii) the parties hereto shall continue to be bound by Section 14.6 of the Receivables Purchase Agreement with respect to BofA.

Section 6. Amendments to the Receivables Purchase Agreement.

(a) Each reference in the Receivables Purchase Agreement (and in any other Transaction Document) to Calyon New York Branch (whether by reference to its full name or to “Calyon”) is replaced with a reference to “Credit Agricole Corporate and Investment Bank New York Branch” or “Credit Agricole”, as applicable. In addition, the defined terms “Calyon” and “Calyon Conduit” and the definitions thereof set forth in Exhibit I to the Receivables Purchase Agreement are replaced with the following, respectively, and moved to appropriate alphabetical order:

“Credit Agricole” means Credit Agricole Corporate and Investment Bank New York Branch (f/k/a Calyon New York Branch), and its successors.

“Credit Agricole Conduit” means Atlantic Asset Securitization LLC and its successors.

(b) Each reference in the Receivables Purchase Agreement (and in any other Transaction Document) to Latham & Watkins is replaced with a reference to Greenberg Traurig, LLP.

(c) Each reference in the Receivables Purchase Agreement (and in any other Transaction Document) to Reuters Screen LIBOR01 Page is replaced with a reference to Bloomberg Screen BBAL 10 Page.

(d) Section 7.1(i)(vi) of the Receivables Purchase Agreement is replaced in its entirety with the following:

(vi) (A) at all times have a Board of Managers consisting of three members, at least one member of which is an Independent Manager reasonably acceptable to the Agent; provided that any Independent Manager that is employed by Global Securitization Services, LLC, Lord Securities Corporation or Amacar Group LLC for the purpose of providing director services to special purpose entities and that meets the other requirements of an Independent Manager set forth herein shall be deemed approved by the Agent and (B) not remove any Independent Manager or replace any Independent Manager (other than a replacement by an individual employed by Global Securitization Services, LLC, Lord Securities Corporation or Amacar Group LLC for the purpose of providing director services to special purpose entities and who otherwise meets the other requirements of an Independent Manager set forth herein; provided that written notice of the replacement of the current Independent Manager with an Independent Manager employed by one of the entities specifically referred to herein will be furnished to the Agent), in each case without the prior written consent of the Agent;

(e) Section 10.2 of the Receivables Purchase Agreement is replaced in its entirety with the following:

(a) If any Regulatory Change occurring or implemented after the date hereof:

(i) shall subject a Funding Source to any tax, duty or other charge with respect to any Purchaser Interest owned, maintained or funded by it (or its participation in any of the foregoing), or any obligations or right to make purchases or Reinvestments or to provide funding or maintenance therefor (or its participation in any of the foregoing), or shall change the basis of taxation of payments to the Funding Source of Purchasers’ Capital or Yield, per annum fees or discount calculated as part of any CP Costs, per annum fees hereunder and per annum fees under any Fee Letter owned by, owed to, funded or maintained in whole or in part by it (or its participation in any of the foregoing) or any other amounts due under this Agreement in respect of the Purchased Interest owned, maintained or funded by it or its obligations or rights, if any, to make or participate in purchases or Reinvestments or to provide funding therefor or the maintenance thereof;

(ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of any Funding Source, deposits or obligations with or for the account of any Funding Source or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board or other Governmental Authority to be an affiliate) of any Funding Source, or credit extended by any Funding Source;

(iii) shall impose any other condition affecting any Purchaser Interest owned, maintained or funded (or participated in) in whole or in part by any Funding Source, or its obligations or rights, if any, to make (or participate in) purchases or Reinvestments or to provide (or to participate in) funding therefor or the maintenance thereof;

(iv) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) or similar Person assesses deposit insurance premiums or similar charges; or

(v) shall change the amount of capital maintained or required or requested or directed to be maintained by any Funding Source;

and the result of any of the foregoing is or would be, in each case, as determined by the applicable Managing Agent:

(A) to increase the cost to (or impose a cost on) (1) a Funding Source funding or making or maintaining any purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under any Liquidity Agreement, any Enhancement Agreement or any commitment (hereunder or under any Liquidity Agreement or any Enhancement Agreement) of such Funding Source with respect to any of the foregoing, or (2) Financial Institution for continuing its or Seller’s relationship with any Purchaser,

(B) to reduce the amount of any sum received or receivable by an Funding Source under this Agreement, any Liquidity Agreement or any Enhancement Agreement (or its participation in any such Liquidity Agreement or Enhancement Agreement) with respect thereto, or

(C) to reduce the rate of return on the capital of such Funding Source as a consequence of its obligations hereunder, under any Liquidity Agreement or under any Enhancement Agreement (or its participation in any such Liquidity Agreement or Enhancement Agreement), including its funding or maintenance of any portion of the Purchaser Interest, or arising in connection herewith (or therewith) to a level below that which such Funding Source could otherwise have achieved hereunder or thereunder, then upon demand by such Managing Agent, Seller shall pay to such Managing Agent, for benefit of the relevant Funding Source, such additional amount or amounts as will compensate such Affected Party or Indemnified Party for such additional or increased cost or such reduction; provided, however, that such fee, expense, increased cost or reduction is applicable generally to the class of institutions of which such Funding Source is a member; provided, further, however that no failure to make such demand shall adversely affect the rights of any such Funding Source to such compensation except as provided in the next sentence. Notwithstanding the foregoing, Seller shall not be required to compensate a Funding Source for any such additional or increased cost or reduction suffered more than nine months prior to the date that such Funding Source (or its Managing Agent on its behalf) notifies the Seller of such Funding Source’s intention to claim compensation therefor (except that if a Regulatory Change giving rise to such additional or increased cost or reduction is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).

(b) In determining any amount provided for or referred to in this Section 10.2, no Managing Agent may claim or receive, on behalf of the Funding Sources in, or related to, its Purchaser Group, reimbursement or compensation for amounts under this Section 10.2 that would result in (i) the total compensation (inclusive of Yield and fees and after giving effect to the payment of such amounts under this Section 10.2 and imposition of the related additional or increased costs or reduction in the rate of return on Capital) received, in the aggregate, by all such Funding Sources and all other Purchasers in such Purchaser Group, exceeding (ii) the total compensation (inclusive of Yield and fees) that would have been payable to all Purchasers in such Purchaser Group immediately prior to such Regulatory Change. Subject to the nine-month limitation set forth in the last sentence of Section 10.2(a), amounts payable by Seller under this Section 10.2(b) may be demanded at any time without regard to the timing of issuance of any financial statement by any Conduit or by any Funding Source.

(f) Section 12.1 of the Receivables Purchase Agreement is amended by adding the following as clause (d):

(d) Notwithstanding any other provision of this Agreement to the contrary, any Conduit or Financial Institution may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Conduit or Financial Institution to a Federal Reserve Bank located in the United States of America, without notice to or consent of the Seller, the Agent or any Managing Agent; provided that no such pledge or grant of a security interest shall release a Conduit or a Financial Institution from any of its obligations hereunder or substitute any such pledgee or grantee for such Conduit or Financial Institution as a party hereto.

(g) The Receivables Purchase Agreement is amended by adding the following paragraph as new Section 14.17:

Section 14.17. Each of the Agent and the Purchasers hereby notifies you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Agent and the Purchasers may be required to obtain, verify and record information that identifies the Seller Parties, which information includes the name, address, tax identification number and other information regarding the Seller Parties that will allow the Agent and the Purchasers to identify the Seller Parties in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller Parties agrees to provide the Agent and the Purchasers, from time to time prior to and after the Closing Date, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

(h) The following new defined terms and definitions thereof are added to Exhibit I to the Receivables Purchase Agreement in the appropriate alphabetical order:

“BNS” means The Bank of Nova Scotia.

“BNS Conduit” means Liberty Street Funding LLC.

“Enhancement Agreement” means any agreement between a Conduit and any other Person(s), entered into to provide (directly or indirectly) credit enhancement to such Conduit’s Commercial Paper facility.

“Liquidity Agreement” means any agreement entered into, directly or indirectly, in connection with or related to, this Agreement pursuant to which any Person agrees to make loans or advances to, or purchase from, a Conduit (directly or indirectly) in order to provide liquidity for such Conduit’s Commercial Paper or other senior indebtedness.

“Regulatory Change” means, relative to any Funding Source:

(a) any change in (or the adoption, implementation, change in phase-in or interpretations or commencement of effectiveness of) any:

(i) law applicable to such Funding Source;

(ii) rule, regulation, interpretation, directive, requirement or request (whether or not having the force of law and including any such rule, regulation, interpretation, directive or requirement regarding capital adequacy) applicable to such Funding Source of (A) any governmental authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any central bank or comparable agency or fiscal, monetary or other authority having jurisdiction over such Funding Source; or

(iii) generally accepted accounting principles consistently applied or regulatory accounting principles applicable to such Funding Source and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above;

(b) any change in the application to such Funding Source of any existing law, rule, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

“WF” means Wells Fargo Bank, N.A..

(i) The following defined terms and definitions thereof set forth Exhibit I to the Receivables Purchase Agreement are deleted therefrom in their entirety:

(i) “Accounting Based Consolidation Event”;

(ii) “BofA”; and

(iii) “BofA Conduit”.

(j) The definition of “Applicable Margin” set forth in Exhibit I of the Receivables Purchase Agreement is amended by replacing “BofA” where it appears therein with “WF”.

(k) The definition of “Fee Letter” set forth in Exhibit I of the Receivables Purchase Agreement is replaced in its entirety with the following:

“Fee Letter” means each of (i) the letter agreement, dated as of November 9, 2010 among Seller, the Managing Agents and the Purchasers, as it may be amended or modified and in effect from time to time, and (ii) any other fee letter or similar letter agreement relating to the payment of fees to any of the Purchasers entered into among Seller, the Purchasers party thereto and/or any agent or agents acting on behalf of any such Purchasers, as any such fee letter or letter agreement may be amended or modified and in effect from time to time.

(l) The definition of “Funding Source” set forth in Exhibit I of the Receivables Purchase Agreement is replaced in its entirety with the following:

“Funding Source” means (a) any Financial Institution and (b) with respect to any Conduit (i) such Conduit’s Related Financial Institution(s), (ii) such Conduit’s related Managing Agent, (iii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to such Conduit, (iv) any agent, administrator or manager of such Conduit and (v) any bank holding company related to any of the foregoing.

(m) Clause (A) of the definition of “LIBO Rate” set forth in Exhibit I of the Receivables Purchase Agreement is is amended by replacing “BofA” where it appears therein with “WF”.

(n) Clause (B) of the definition of “LIBO Rate” set forth in Exhibit I of the Receivables Purchase Agreement is replace in its entirety with the following:

(B) with respect to any day during any Tranche Period and solely with respect to WF, the sum of (i) (a) either (x) the interest rate per annum designated as LIBOR for WF for a period of one month that appears on the Bloomberg Screen BBAL 10 Page (or on any successor or substitute page thereof, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on the Bloomberg Screen BBAL 10 Page, as determined by WF from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) on such day or (y) if a rate cannot be determined under clause (x) above, a rate per annum equal to the average (for purposes of this clause (y), rounded upwards, if necessary, to the nearest one-hundredth of a percentage point) of the rates per annum at which deposits in U.S. dollars in the approximate amount to be funded at the LIBO Rate and having a maturity equal to one month are offered to the principal London office of WF by three London banks, selected by WF in good faith on such day, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against WF in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period, plus (ii) the Applicable Margin.

(o) The definition of “Liquidity Termination Date” set forth in Exhibit I of the Receivables Purchase Agreement is amended by replacing the date “November 9, 2010” where it appears therein with the date “November 9, 2012”.

(p) The definition of “Performance Guaranty” set forth in Exhibit I of the Receivables Purchase Agreement is replaced in its entirety with the following:

“Performance Guaranty” means that certain Third Amended and Restated Performance Guaranty, dated as of March 25, 2010, by Performance Guarantor in favor of Seller, substantially in the form of Exhibit X, as the same may be reaffirmed, amended, restated or otherwise modified from time to time.

(q) The final paragraph definition of “Tranche Period” set forth in Exhibit I of the Receivables Purchase Agreement is amended by adding the following sentence at the conclusion thereof:

“Notwithstanding anything to the contrary contained herein, with respect to any Purchaser Interest held by WF, the Tranche Period shall be the Accrual Period.”

(r) Each of Exhibit II, Exhibit XI, Schedule A and Schedule C to the Receivables Purchase Agreement is replaced in its entirety with new Exhibit II, Exhibit XI, Schedule A and Schedule C, respectively, attached hereto.

Section 7. Representations and Warranties. On the date hereof, each Seller Party hereby represents and warrants (as to itself) to the Purchasers, the Managing Agents and the Agent as follows:

(a) after giving effect to this Amendment, no event or condition has occurred and is continuing which constitutes an Amortization Event or Potential Amortization Event;

(b) after giving effect to this Amendment, the representations and warranties of such Person set forth in the Receivables Purchase Agreement and each other Transaction Document are true and correct as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and

(c) this Amendment constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

Section 8. Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof upon satisfaction of all the following conditions precedent:

(a) receipt by the Agent of counterparts of this Amendment, duly executed by each of the parties hereto;

(b) receipt by the Agent of (i) a copy of the resolutions of the board of directors of each Seller Party certified by its secretary authorizing such Person’s execution, delivery and performance of this Amendment and the other documents to be delivered by it hereunder, (ii) a good standing certificate for each Seller Party issued on or within thirty (30) days prior to the date hereof by the Secretary of State (or the equivalent thereof) of its state of organization or incorporation and of each jurisdiction where its chief executive office or principal place of business is located and (iii) a certificate of the Secretary of each Seller Party certifying the names and signatures of the officers authorized on its behalf to execute this Amendment and any other documents to be delivered by it hereunder;

(c) receipt by each Managing Agent of counterparts to the Fee Letter (as such term is amended hereby) being entered into as of the date hereof, duly executed by each of the parties thereto; and

(d) receipt by each of BNS, Liberty Street and WF of written authorizations from in-house and outside counsel to the Seller Parties, in each case, stating that each of BNS, Liberty Street and WF may rely upon the opinions delivered by such counsel to the other Conduits, Financial Institutions and Managing Agents in connection with the transactions contemplated by the Receivables Purchase Agreement as if each of BNS, Liberty Street and WF were original addressees thereof.

Section 9. Miscellaneous.

(a) Effect of Amendment; Ratification. Except as specifically amended and waived hereby, the Receivables Purchase Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Receivables Purchase Agreement, shall be deemed to be references to the Receivables Purchase Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Receivables Purchase Agreement other than as specifically set forth herein.

(b) Costs, Fees and Expenses. The Seller agrees to reimburse each of the parties hereto (other than Griffin) on demand for all reasonable costs, fees and expenses incurred by such parties (including, without limitation, their reasonable fees and expenses of counsel) incurred in connection with the preparation, execution and delivery of this Amendment.

(c) Counterparts; Delivery. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

(d) Severability. Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(e) Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Receivables Purchase Agreement or any provision hereof or thereof.

(f) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

(g) WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

CARDINAL HEALTH FUNDING, LLC

By:	/s/ Lloyd Fort
Name:	Lloyd Fort
Title:	President

GRIFFIN CAPITAL, LLC

By:	/s/ Lloyd Fort
Name:	Lloyd Fort
Title:	President

S-1	6th Amendment, Waiver and Joinder

BANK OF AMERICA, N.A., as the exiting Financial Institution

By:	/s/ Nina Austin
Name:	Nina Austin
Title:	Vice President

BANK OF AMERICA, N.A., as exiting Managing Agent for BofA’s Purchaser Group

By:	/s/ Nina Austin
Name:	Nina Austin
Title:	Vice President

S-2	6th Amendment, Waiver and Joinder

WINDMILL FUNDING CORPORATION,
as a Conduit

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC, as Related Financial Institution for Windmill

By: RBS Securities Inc., as agent

By:	/s/ David Viney
Name:	David Viney
Title:	Managing Director

THE ROYAL BANK OF SCOTLAND PLC, as Managing Agent for Windmill’s Purchaser Group

By: RBS Securities Inc., as agent

By:	/s/ David Viney
Name:	David Viney
Title:	Managing Director

S-3	6th Amendment, Waiver and Joinder

ATLANTIC ASSET SECURITIZATION LLC,
as a Conduit

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK NEW YORK BRANCH, as Related Financial Institution for Atlantic

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK NEW YORK BRANCH, as Managing Agent for Atlantic’s Purchaser Group

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

S-4	6th Amendment, Waiver and Joinder

VICTORY RECEIVABLES CORPORATION,
as a Conduit

By:	/s/ Frank B. Bilotta
Name:	Frank B. Bilotta
Title:	President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Related Financial Institution for Victory

By:	/s/ Victor Pierzchalski
Name:	Victor Pierzchalski
Title:	Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Managing Agent for Victory’s Purchaser Group

By:	/s/ Aditya Reddy
Name:	Aditya Reddy
Title:	Senior Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Agent

By:	/s/ Aditya Reddy
Name:	Aditya Reddy
Title:	Senior Vice President

S-5	6th Amendment, Waiver and Joinder

LIBERTY STREET FUNDING LLC,
as a Conduit

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

THE BANK OF NOVA SCOTIA, as Related Financial Institution for Liberty Street

By:	/s/ Darren Ward
Name:	Darren Ward
Title:	Director

THE BANK OF NOVA SCOTIA, as Managing Agent for Liberty Street’s Purchaser Group

By:	/s/ Darren Ward
Name:	Darren Ward
Title:	Director

S-6	6th Amendment, Waiver and Joinder

WELLS FARGO BANK, N.A.,
as a Financial Institution

By:	/s/ Elizabeth R. Wagner
Name:	Elizabeth R. Wagner
Title:	Vice President

WELLS FARGO BANK, N.A., as a Managing Agent for WF’s Purchaser group

By:	/s/ Elizabeth R. Wagner
Name:	Elizabeth R. Wagner
Title:	Vice President

S-7	6th Amendment, Waiver and Joinder

Acknowledged and Agreed to by:

CARDINAL HEALTH, INC.

By:	/s/ Jorge M. Gomez
Name:	Jorge M. Gomez
Title:	SVP, Treasurer

S-8	6th Amendment, Waiver and Joinder

EXHIBIT II

FORM OF PURCHASE NOTICE

[Date]

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Agent and a Managing Agent

12th Floor

1251 Avenue of the Americas

New York, NY 10020

Attention: John Donoghue and Eric Williams

The Royal Bank of Scotland plc, as a Managing Agent

540 West Madison Street, 27th Floor

Chicago, IL 60661

Attention: Kristina Neville, Sheila Brooks & Sharon Jones

The Bank of Nova Scotia, as a Managing Agent

One Liberty Plaza

New York, New York 10006

Attention: Darren Ward

Credit Agricole Corporate and Investment Bank New York Branch as a Managing Agent

1301 Avenue of the Americas

New York, NY 10019

Attention: Debt Capital Markets – Securitization

Wells Fargo Bank, N.A., as a Managing Agent

6 Concourse Pkwy.

Suite 1450

Atlanta, GA 30328

Attention: Tim Brazeau, Floria Whitcomb and Bill Rutkowski

Re: PURCHASE NOTICE

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007, as amended, by and among Cardinal Health Funding, LLC, a Nevada limited liability company (the

Exhibit II-1

“Seller”), Griffin Capital, LLC, as Servicer, the Financial Institutions, the Conduits, the Managing Agents and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

The Agent and the Managing Agents are hereby notified of the following Incremental Purchase:

Purchase Price:	$

Portion of the Purchase Price Payable by the BNS Conduit’s Purchaser Group:[1]	$

Portion of Purchase Price Payable by the BTMU Conduit’s Purchaser Group:[2]	$

Portion of Purchase Price Payable by the RBS Conduit’s Purchaser Group:[3]	$

Portion of Purchase Price Payable by the Credit Agricole Conduit’s Purchaser Group:[4]	$

Portion of Purchase Price Payable by WF:[5]

Date of Purchase:

Requested Discount Rate (Conduits):	[LIBO Rate] [Prime Rate] [Pooled Commercial Paper rate] [Special Pooled Commercial Paper rate]

[1]	This amount will be equal to the BNS Conduit’s Pro Rata Share of the Purchase Price specified above.
[2]	This amount will be equal to the BTMU Conduit’s Pro Rata Share of the Purchase Price specified above.
[3]	This amount will be equal to the RBS Conduit’s Pro Rata Share of the Purchase Price specified above.
[4]	This amount will be equal to the Credit Agricole Conduit’s Pro Rata Share of the Purchase Price specified above.
[5]	This amount will be equal to WF’s Pro Rata Share of the Purchase Price specified above.

Exhibit II-2

Requested Discount Rate (WF)	LIBO Rate
Requested Tranche Period:	[ ]

Please credit the Purchase Price in immediately available funds to our Facility Account [and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to]:

[Account Name]

[Account No.]

[Bank Name & Address]

[ABA #]

Reference:

Telephone advice to: [Name] @ tel. no. (  )

Please advise [Name] at telephone no. (  )                      if any Conduit will not be making this purchase.

In connection with the Incremental Purchase to be made on the above listed “Date of Purchase” (the “Purchase Date”), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

(i) the representations and warranties of the Seller set forth in Section 5.1 and 5.2 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date);

(ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

(iii) the Amortization Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and

(iv) the amount of Aggregate Capital is $             after giving effect to the Incremental Purchase to be made on the Purchase Date.

Exhibit II-3

Very truly yours,

CARDINAL HEALTH FUNDING, LLC

By:
Name:
Title:

Address:

Exhibit II-4

EXHIBIT XI

FORM OF REDUCTION NOTICE

            , 20

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Agent and a Managing Agent

12th Floor

1251 Avenue of the Americas

New York, NY 10020

Attention: John Donoghue and Eric Williams

The Royal Bank of Scotland plc, as a Managing Agent

540 West Madison Street, 27th Floor

Chicago, IL 60661

Attention: Kristina Neville, Sheila Brooks & Sharon Jones

The Bank of Nova Scotia, as a Managing Agent

One Liberty Plaza

New York, New York 10006

Attention: Darren Ward

Credit Agricole Corporate and Investment Bank New York Branch as a Managing Agent

1301 Avenue of the Americas

New York, NY 10019

Attention: Debt Capital Markets – Securitization

Wells Fargo Bank, N.A., as a Managing Agent

6 Concourse Pkwy.

Suite 1450

Atlanta, GA 30328

Attention: Tim Brazeau, Floria Whitcomb and Bill Rutkowski

Ladies and Gentlemen:

The undersigned,                     , refers to the Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, Griffin Capital, LLC, as Servicer ( “Servicer”), certain Conduits party thereto, certain Financial Institutions parties thereto, certain Managing Agents party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Agent for such Conduits and Financial Institutions (the Conduits and the Financial Institutions, collectively, the “Purchasers”). Pursuant to Section 1.3 of the Receivables Purchase Agreement, the undersigned hereby irrevocably notifies you that it will repay [all] [a portion] of the Capital outstanding under the Receivables Purchase Agreement and in that connection sets forth below the information relating to such repayment (the “Proposed Reduction”):

The Business Day of the Proposed Reduction is             , 20    .

The total amount of the Proposed Reduction is $            .

Ex. XI-1

The Pro Rata Share of the Proposed Reduction for each Conduit is:

$             for Atlantic Asset Securitization LLC;

$             for Liberty Street Funding LLC;

$             for Victory Receivables Corporation; and

$             for Windmill Funding Corporation.

The Pro Rata Share of the Proposed Reduction for each Financial Institution is: $             for BNS, $             for BTMU, $             for Credit Agricole, $             for WF and $             for RBS.

On the date of the Proposed Reduction, the Seller shall pay to each relevant Purchaser(s), an amount equal to (i) such Purchaser’s Pro Rata Share of the outstanding Capital described above, plus (ii) all Broken Funding Costs (if any), plus (iii) all other amounts payable to the Agent or any Purchaser under the Transaction Documents.

Very truly yours,

CARDINAL HEALTH FUNDING, LLC

By:
Name:
Title:

Address:

Ex. XI-2

SCHEDULE A

COMMITMENTS, CONDUIT PURCHASE LIMITS, WIRING INSTRUCTIONS,

RELATED FINANCIAL INSTITUTIONS AND MANAGING AGENTS

Financial Institutions, Commitments and Wiring Instructions

for Financial Institutions

Financial Institution	Commitment	Wiring Instructions for Payments to Financial Institutions
		(Wiring instructions for payments to Conduits are on the following page)

Wells Fargo Bank, N.A.	$150,000,000	Wells Fargo Bank, N.A. ABA # 121-000-248 A/C # 37235547964500543 Ref: CHU01-Cardinal Health

Credit Agricole Corporate and Investment Bank New York, with respect to Atlantic Asset Securitization LLC	$102,000,000	Credit Agricole Corporate and Investment Bank New York ABA # 026008073 Account # 01-25680-0001-00-001 Account Name: Atlantic Asset Securitization Ref: Cardinal Health Funding LLC Attn: Roman Burt

The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch, with respect to Victory Receivables Corporation	$357,000,000	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch ABA#: 026-00963-2 A/C #: 97770191 Attn: Loan Operations Group Ref: Cardinal Health

The Royal Bank of Scotland plc, with respect to Windmill Funding Corporation	$255,000,000	ABN AMRO Bank, N.V. New York, New York ABA#: 026 0095 80 A/C Name: Windmill Funding Corporation A/C#: 451118894850 Ref: Cardinal Health Funding LLC

Sch. A-1

The Bank of Nova Scotia, with respect to Liberty Street Funding LLC	$102,000,000	The Bank of Nova Scotia - New York Agency ABA#: 026 - 002532 Account: Liberty Street Funding LLC Acct#: 2158-13

Conduit Purchase Limits, Wiring Instructions for Conduits and

Related Financial Institutions of Conduits

Conduit	Conduit Purchase Limit	Wiring Instructions for Conduits	Related Financial Institution

Atlantic Asset Securitization LLC	$100,000,000	Credit Agricole Corporate and Investment Bank New York ABA # 026008073 Account # 01-25680-0001-00-001 Account Name: Atlantic Asset Securitization Ref: Cardinal Health Funding LLC Attn: Roman Burt	Credit Agricole Corporate and Investment Bank New York

Liberty Street Funding LLC	$100,000,000	The Bank of Nova Scotia - New York Agency ABA#: 026 - 002532 Account: Liberty Street Funding LLC Acct#: 2158-13	The Bank of Nova Scotia.

Victory Receivables Corporation	$350,000,000

Deutsche Bank Trust Company Americas, New York, NY

ABA: 021-001-033

A/C: 01-41-9647

Beneficiary: Trust And Securities Services Payment

Details: Port Victory.20

REF: Victory Receivables / Cardinal Health

			The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch

Sch. A-2

Windmill Funding Corporation	$250,000,000	ABN AMRO Bank, N.V. New York, New York ABA#: 026 0095 80 A/C Name: Windmill Funding Corporation A/C #: 451118894850 Ref: Cardinal Health Funding LLC	The Royal Bank of Scotland plc

Sch. A-3

Managing Agents

Purchasers	Managing Agent

Atlantic Asset Securitization LLC, as Conduit Credit Agricole Corporate and Investment Bank New York, as Financial Institution	Credit Agricole Corporate and Investment Bank New York

Liberty Street Funding LLC, as Conduit The Bank of Nova Scotia., as Financial Institution	The Bank of Nova Scotia

Victory Receivables Corporation, as Conduit The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch, as Financial Institution	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Windmill Funding Corporation, as Conduit The Royal Bank of Scotland plc, as Financial Institution	The Royal Bank of Scotland plc

Wells Fargo Bank, N.A., as a Financial Institution	Wells Fargo Bank, N.A.

Purchaser Groups

Atlantic Asset Securitization LLC, as Conduit

Credit Agricole Corporate and Investment Bank New York Branch as Financial Institution and as Managing Agent

Liberty Street Funding LLC, as Conduit

Sch. A-4

The Bank of Nova Scotia, as Financial Institution and as Managing Agent

Victory Receivables Corporation, as Conduit

The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch, as Financial Institution

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Managing Agent

Windmill Funding Corporation, as Conduit

The Royal Bank of Scotland plc, as Financial Institution and as Managing Agent

Wells Fargo Bank, N.A., as Financial Institution and as Managing Agent

Agent and Wiring Instructions for the Agent

Agent	Wiring Instructions for Agent

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Deutsche Bank Trust Company Americas, New York, NY

ABA: 021-001-033

A/C: 01-41-9647

Beneficiary: Trust And Securities Services Payment

Details: Port Victory.20

Ref: VICTORY RECEIVABLES / CARDINAL HEALTH

Sch. A-5

SCHEDULE C

NOTICE ADDRESSES

Seller:	Cardinal Health Funding, LLC 7660 W. Cheyenne Avenue
Suite 113
Las Vegas, Nevada 89129
Attention: Sharon Hasselbach

with a copy to:

Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Attention: Associate Counsel - Finance or, for purposes of Sections 3.3 and 4.2 only, Treasury (Fax No. 614/652-8639)

Servicer:	Griffin Capital, LLC 7660 W. Cheyenne Avenue
Suite 113
Las Vegas, Nevada 89129
Attention: Sharon Hasselbach

with a copy to:

Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Attention: Associate General Counsel - Finance

Credit Agricole:	Credit Agricole Corporate and Investment Bank New York
1301 Avenue of the Americas
New York, NY 10019
Attention: Debt Capital Markets - Securitization
Fax: (917) 849-5584

Credit Agricole Conduit:	Atlantic Asset Securitization
c/o Credit Agricole Corporate and Investment Bank New York
1301 Avenue of the Americas

Sch. C-1

New York, NY 10019
Attention: Debt Capital Markets - Securitization
Fax: (212) 459-3528
(with a copy to Credit Agricole)

BNS:	The Bank of Nova Scotia
One Liberty Plaza
New York, New York 10006
Attn: Darren Ward
Fax: 212-225-5274

Sch. C-2

BNS Conduit:	Liberty Street Funding LLC
c/o Global Securitization Services, LLC
114 West 47th Street Suite 2310
New York, New York 10036
Attn: Jill A. Russo
Fax: (212) 302-8767

(with a copy to BNS)

BTMUNY and BTMU:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas, 12th Floor
New York, NY 10020
Attn: Nicolas Mounier
Fax: (212) 782-6998

BTMU Conduit:	Victory Receivables Corporation
c/o The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas
New York, NY 10020
Attn: Aditya Reddy
Fax: (212) 782-6448

(with a copy to BTMUNY)

RBS:

The Royal Bank of Scotland plc

540 W. Madison St., 27th floor

Chicago, IL 60661

Attn: Kristina Neville

Fax: 312-338-0140

(with a copy of any Purchase Notices or Reduction Notices to the RBS Conduit at its address below)

RBS Conduit:	Windmill Funding Corporation
c/o The Royal Bank of Scotland plc
540 West Madison Street, 27th Floor
Chicago, Illinois 60661
Attention: Sheila Brooks / Sharon Jones
Fax: 312-601-3616

Sch. C-3

(with a copy to RBS)

Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
6 Concourse Pkwy.
Suite 1450
Atlanta, GA 30328
Attention: Tim Brazeau, Floria Whitcomb and Bill Rutkowski
Fax: 404-732-0851

Sch. C-4